Exhibit 99.1

MYR Group Inc. Announces Appointment of New Board Member

Rolling Meadows, Ill., July 30, 2018 — MYR Group Inc. (“MYR Group”) (NASDAQ: MYRG), announced today the appointment of Jennifer E. Lowry to the company’s board of directors (the “Board”), effective July 27, 2018. The Board determined that Ms. Lowry will be a Class I director with an initial term expiring at the 2020 annual meeting of stockholders. Ms. Lowry will serve on the Board’s Audit Committee.

“We are excited to announce Jennifer’s appointment as a new member of our Board of Directors,” said MYR Group’s Chairman of the Board, Kenneth M. Hartwick. “She brings industry knowledge and expertise, strong leadership qualities and a diverse set of governance skills. Her financial and strategic transactional experience with both national and global organizations will offer a unique perspective to our Board. We welcome Jennifer in her new role and look forward to her contributions.”

In November 2016, Ms. Lowry became Vice President of Corporate Finance for McCormick & Company, Inc. Prior to that, she held several executive positions at companies within the electric power industry including AES Corporation; Cogentrix Energy Power Management, LLC; Exelon Corporation; and Constellation Energy Resources, LLC (now an Exelon Company).

Ms. Lowry has served on numerous governing committees within Constellation and Exelon and is currently Vice Chair of the Maryland Zoo Board of Trustees. She attended Dartmouth College where she obtained a Bachelor of Arts degree and Bachelor of Engineering degree, and she holds a Masters in Management from the Northwestern University Kellogg School of Management.

About MYR Group Inc.

MYR Group is a holding company of leading specialty contractors serving the electric utility infrastructure, commercial and industrial construction markets throughout the United States and western Canada who have the experience and expertise to complete electrical installations of any type and size. Their comprehensive services on electric transmission and distribution networks and substation facilities include design, engineering, procurement, construction, upgrade, maintenance and repair services. Transmission and distribution customers include investor-owned utilities, cooperatives, private developers, government-funded utilities, independent power producers, independent transmission companies, industrial facility owners and other contractors. Commercial and industrial electrical contracting services are provided to general contractors, commercial and industrial facility owners, local governments and developers generally throughout the western and northeastern United States and western Canada. For more information, visit myrgroup.com.

Forward-Looking Statements

Various statements in this announcement, including those that express a belief, expectation, or intention, as well as those that are not statements of historical fact, are forward-looking statements. The forward-looking statements may include projections and estimates concerning the timing and success of specific projects and our future production, revenue, income, capital spending, segment improvements and investments. Forward-looking statements are generally accompanied by words such as “anticipate,” “believe,” “encouraged,” “estimate,” “expect,” “intend,” “likely,” “may,” “objective,” “outlook,” “plan,” “possible,” “potential,” “project,” “remain confident,” “should” “unlikely,” or other words that convey the uncertainty of future events or outcomes. The forward-looking statements in this announcement speak only as of the date of this announcement; we disclaim any obligation to update these statements (unless required by securities laws), and we caution you not to rely on them unduly. We have based these forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. No forward-looking statement can be guaranteed and actual results may differ materially from those projected. Forward-looking statements in this announcement should be evaluated together with the many uncertainties that affect MYR Group's business, particularly those mentioned in the risk factors and cautionary statements in Item 1A of MYR Group's Annual Report on Form 10-K for the fiscal year ended December 31, 2017, and in any risk factors or cautionary statements contained in MYR Group's subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K.

MYR Group Inc. Contact:

Betty R. Johnson, Chief Financial Officer, 847-290-1891, investorinfo@myrgroup.com

Investor Contact:

Steve Carr, Dresner Corporate Services, 312-780-7211, scarr@dresnerco.com

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